Exhibit 10.8

August 15, 2006



Letter of Agreement concerning transfer of shares, payment and delivery thereof, Lien Release, Power of Attorney, Irrevocable Voting Proxy, acknowledgements, et al


TO:

Steven L. Sample
        1515 East Silver  Springs Blvd.Street - Suite 118.4
        Ocala, FL  34470



Dear Mr. Sample:

     1. In connection with that certain Stock Purchase and Subscription Agreement by and between Gibbs Construction, Inc., Thacker Asset Management, LLC, Thacker Resources, Inc., and Steven L. Sample entered into on the even day herewith, you hereby acknowledge that delivery of the 1,500,000 shares of Common Stock owned by Thacker Resources, LLC is not immediately now feasible on this date, but that delivery of the 4,000,000000 shares owned by Thacker Asset Management, LLC is. Accordingly, contemporaneously with the execution of this Lletter and the Stock Purchase and Subscription Agreement you will deliver to me $50,000 for the 4,000,000 shares and the balance, $15,000, will be paid upon delivery of the remaining 1,500,000 Robert A. Forrester, pursuant to the power of attorney from Katie Goodman, a copy of which is attached hereto and under the authority of Harry K. Myers, General Partner of Baker #1 Ltd., $50,000 for the 4,000,000 shares with the proviso that delivery of said 4,000,000 shares will be made upon delivery of a lost certificate affidavit being accepted by the stock transfer agent and reissuance of said 4,000,000 shares, which affidavit shall be prepared and delivered to American Stock Transfer without delay...

     2. In addition $15,000 will be delivered to Forrester for the same account and will be held until the remaining 1,500,000 shares from Thacker Resources, LLC are delivered, it being agreed that they will be delivered as expeditiously as possible and in such manner and form as you shall reasonably approve. If those shares have not yet been transferred as of February 2, 2007, you or your assigns may, at your option, instruct Forrester to return all or any part of those funds awaiting my acquisition of the shares. Upon my notice to you that the shares have been acquired and are available for transfer, you agree to have the funds returned to Forrester no later than ten (10) days from my notice, and the funds will thereafter be available for automatic execution of the purchase of those additional shares through Forrester's release as if there had been no delay..

     3. Thacker Asset Management, LLC and Thacker Resources, LLC (Collectively, "Thacker"), Baker # 1, Ltd. and I hereby appoint, for a period of nine years from the date hereof, you, Steven L. Sample, as Baker # 1, and Thacker's and my agent and attorney-in-fact to vote any shares of said 5,500,000 shares of Common Stock and 25,000 shares of Series A Preferred Stock contemplated in that certain Stock Purchase and Subscription Agreement and Series A Preferred Stock of Acacia Automotive, Inc., f/k/a Gibbs Construction, Inc.referred to above,
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that are now owned or may come to be owned by Baker # 1 and/or Thacker and/or me and/or any affiliates thereof. By this grant Baker # 1 , and Thacker and I intend that this Power of Attorney be considered coupled with an interest sufficient to make the power irrevocable and hereby make this Power of Attorney irrevocable.

     4. Baker # 1 and I hereby agree that upon the conversion of all of the shares of Series A Preferred Stock owned by Steven L. Sample into Common Stock, either voluntarily or by operation of law or otherwise, Baker # 1 or me, as appropriate, will convert all shares of Series A Preferred Stock then owned into Common Stock.


     5. Baker # 1 hereby releases upon delivery of $50,000 to Baker # 1 any and all security interests and liens which Baker # 1 may have with respect to any portion or all of the 4,000,000 shares contemplated in said Stock Purchase and Subscription Agreement and hereby similarly release, upon delivery of $15,000 to Baker # 1, any and all security interests and liens which Baker # 1 may have with respect to any portion of the balance of the 5,500,000 shares of Common Stock. Said release does not extend to proceeds from the sale other than compensation related to Mr. Forrester and related expenses he incurs. Baker # 1 and I hereby agrees to indemnify you and Gibbs Construction, Inc. and save you both harmless from any loss, claim or liability in connection with any security interest or lien other than a lien on the proceeds from the sale of all or any portion of the 5,500,000 shares of Common Stock. Robert Forrester, pursuant to that certain power of attorney from Katie Goodman, receiver of TOC, Inc. and its subsidiaries, Thacker Asset Management, LLC and Thacker Resources, LLC, with my full authority as General Partner of Baker # 1, Ltd.,agrees to effect a proper conveyance of any funds tendered under that certain Stock Purchase Agreement in favor of Thacker Asset Management, LLC and/or Thacker Resources, Inc. to Baker # 1 in fulfillment of any requirements needed to cause any security interests or liens to be satisfied with regard to you, your shares purchased thereby, your interest in Gibbs Construction, Inc., and Gibbs Construction, Inc.

     6. The parties understand the importance of timeliness in all the matters pertaining to performance and deliveries required hereunder, and agree to discharge my/our responsibilities in the most expeditious manner possible to effect a smooth and orderly transfer of ownership and control of Gibbs Construction, Inc. to you.

     7. The parties hereby acknowledge my acquiescence and agreement to the terms and conditions of that certain Stock Purchase and Subscription Agreement in which you purchase the controlling interest in Gibbs Construction, Inc.

     If the above correctly sets forth our agreement, please sign the enclosed copy of this Letter below to so indicate.



        Very truly yours,

            Harry K. Myers and as General Partner, Baker # 1, Ltd.

            By: /s/ Harry K. Myers

            Harry K. Myers, individually and as manager General Partner,
                Baker # 1, Ltd.

            Robert A. Forrester

            By: /s/ Robert A. Forrester
            Robert A. Forrester pursuant to Power of Attorney, From Katie Goodman, receiver TOC, Inc, and its subsidiaries, Thacker Asset Management, LLC and Thacker Resources, LLC


            AGREED:

            /s/ Steven L. Sample
             -------------------

            Steven L. Sample




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